WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE THIRD QUARTER ENDED JUNE 30, 2021
Financial Highlights:
•Total Revenue Grew 27% Propelled by Streaming Acceleration and Partial Recovery in Certain COVID-Impacted Areas
•Recorded Music Streaming Revenue Grew 27% Powered by Chart-Topping New Music
•Robust Growth in Revenue from Emerging Streaming Platforms
•Margin Expansion and High Operating Cash Flow Conversion Driven by Strong Operating Leverage
For the three months ended June 30, 2021
•Total revenue grew 33% or 27% in constant currency
•Digital revenue grew 29% or 23% in constant currency
•Net income was $61 million versus net loss of $519 million in the prior-year quarter
•OIBDA was income of $241 million versus a loss of $371 million in the prior-year quarter
•Adjusted OIBDA increased 58% to $263 million versus $166 million in the prior-year quarter
•Adjusted EBITDA increased 49% to $282 million versus $189 million in the prior-year quarter

NEW YORK, New York, August 3, 2021—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2021.

“We’re proud of everything we’ve accomplished during our first year as a publicly traded company,” said Steve Cooper, CEO, Warner Music Group. “During a very challenging time, we’ve focused on investing in our core business and building an array of innovative growth opportunities. Outstanding releases from our artists and songwriters, coupled with imaginative execution by our operators, delivered excellent results in the third quarter. We’re looking forward to wrapping up our fiscal year with a slate of great new releases from established and emerging stars.”

“The third quarter was highlighted by impressive streaming numbers, recovery in several areas that had been negatively impacted by COVID, and strong operating leverage that drove margin expansion,” said Eric Levin, CFO, Warner Music Group. “We continue to create value through our wide-ranging services to artists and songwriters, to drive shareholder return through our disciplined allocation of capital, and to deliver long-term growth through our digital-first approach to business.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,340	$1,010	33%	$3,925	$3,337	18%
Recorded Music revenue	1,152	861	34%	3,372	2,852	18%
Music Publishing revenue	189	149	27%	556	488	14%
Digital revenue	928	720	29%	2,613	2,125	23%
Operating income (loss)	162	(433)	—%	509	(317)	—%
Adjusted operating income(1)	184	104	77%	573	422	36%
OIBDA(1)	241	(371)	—%	736	(123)	—%
Adjusted OIBDA(1)	263	166	58%	800	616	30%
Net income (loss)	61	(519)	—%	277	(471)	—%
Adjusted net income(1)	83	18	—%	341	268	27%
Net cash provided by operating activities	91	123	-26%	410	287	43%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change	For the Twelve Months Ended June 30, 2021	For the Twelve Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$282	$189	49%	$1,039	$785	32%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was up 32.7% (or 26.5% in constant currency). The revenue increase in the quarter was driven by robust digital revenue growth of 28.9% (or 23.4% in constant currency) across Recorded Music and Music Publishing. Digital revenue represented 69.3% of total revenue in the quarter, compared to 71.3% in the prior-year quarter. Recorded Music physical revenue increased 154.9% (or 136.4% in constant currency) and Recorded Music licensing revenue and Music Publishing synchronization and mechanical revenue all had double-digit growth. Recorded Music artist services and expanded-rights revenue increased 7.3% on an as-reported basis (or 0.8% in constant currency). Music Publishing performance revenue was flat on an as-reported basis and decreased 3.6% in constant currency.

Operating income was $162 million compared to an operating loss of $433 million in the prior-year quarter. Net income was $61 million compared to a net loss of $519 million in the prior-year quarter. OIBDA was income of $241 million, up from a loss of $371 million in the prior-year quarter and OIBDA margin increased 54.7 percentage points to 18.0% from (36.7)% in the prior-year quarter. The increases in operating income, net income, OIBDA and OIBDA margin were primarily due to strong operating performance and lower non-cash stock-based compensation and other related expenses in the quarter of $426 million, as well as $86 million in one-time costs associated with the Company's IPO in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude costs related to non-cash stock-based compensation and other related expenses and restructuring and other transformation initiatives in both the quarter and the prior-year quarter. In the prior-year quarter, costs associated with the Company's IPO are also excluded. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 58.4% from $166 million to $263 million and Adjusted OIBDA margin increased 3.2 percentage points to 19.6% from 16.4% due to strong operating performance and margin improvement associated with revenue mix. Adjusted operating income increased 76.9% from $104 million to $184 million due to the same factors affecting Adjusted OIBDA, partially offset by higher depreciation and amortization expenses due to recent acquisitions and capital spending.

Adjusted EBITDA increased 49.2% from $189 million to $282 million with Adjusted EBITDA margin improving 2.3 percentage points from 18.7% to 21.0%. The increase was largely due to the same factors affecting Adjusted OIBDA.

Adjusted net income was $83 million compared to $18 million in the prior-year quarter. Adjusted net income grew due to an increase in adjusted operating income and lower income tax expense in the quarter driven by timing of expense and the impact of the Company's IPO in the prior-year quarter, partially offset by unrealized losses on the mark-to-market of certain investments and a loss on extinguishment of debt.

Basic and Diluted earnings per share was $0.12 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $61 million.

As of June 30, 2021, the Company reported a cash balance of $442 million, total debt of $3.367 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.925 billion.

Cash provided by operating activities was $91 million compared to $123 million in the prior-year quarter. The change was largely a result of strong operating performance, more than offset by continued A&R investment and timing of working capital. Free Cash Flow, as defined below, decreased to negative $71 million from $87 million in the prior-year quarter largely due to an increase in investment activity as well as lower operating cash flow.
Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,152	$861	34%	$3,372	$2,852	18%
Digital revenue	815	630	29%	2,298	1,889	22%
Operating income	197	(160)	—%	604	67	—%
Adjusted operating income(1)	201	126	60%	621	464	34%
OIBDA(1)	250	(119)	—%	754	198	—%
Adjusted OIBDA(1)	254	167	52%	771	595	30%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Recorded Music
Digital	$815	$630	$658
Physical	130	51	55
Total Digital and Physical	945	681	713
Artist services and expanded-rights	133	124	132
Licensing	74	56	58
Total Recorded Music	$1,152	$861	$903

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Recorded Music
Digital	$2,298	$1,889	$1,940
Physical	422	329	345
Total Digital and Physical	2,720	2,218	2,285
Artist services and expanded-rights	431	427	452
Licensing	221	207	215
Total Recorded Music	$3,372	$2,852	$2,952

Recorded Music revenue was up 33.8% (or 27.6% in constant currency). The revenue increase was primarily due to digital revenue, which reflects the continuing growth in streaming, the Company’s largest source of revenue. Streaming revenue grew 32.6% (or 27.2% in constant currency) due to the strong performance of new and carryover releases, as well as accelerated revenue growth from emerging streaming platforms such as Facebook, TikTok and Peloton. Physical revenue grew 154.9% (or 136.4% in constant currency) primarily due to an increasing demand for vinyl products and increasing retail sales as businesses began to recover from COVID disruption. Artist services and expanded-rights revenue increased on an as-reported basis by 7.3% (or 0.8% in constant currency), reflecting an increase in direct-to-consumer merchandising revenue, partially offset by the impact of COVID disruption on concert touring and live events. Licensing revenue was up mainly due to higher broadcast fees and synchronization revenue as businesses began to recover from COVID disruption. Major sellers included Dua Lipa, Cardi B, Ed Sheeran, Ava Max and Masked Wolf.

Recorded Music operating income was $197 million, up from a loss of $160 million in the prior-year quarter and operating margin was up 35.7 percentage points to 17.1% versus (18.6)% in the prior-year quarter. OIBDA increased to income of $250 million from a loss of $119 million in the prior-year quarter and OIBDA margin increased 35.5 percentage points to 21.7%. Adjusted OIBDA was $254 million versus $167 million in the prior-year quarter with Adjusted OIBDA margin up 2.6 percentage points to 22.0%. The increases in operating income and OIBDA were driven by decreases in non-cash stock-based compensation and other related expenses associated with the Company's IPO in the prior-year quarter. The increases in Adjusted OIBDA and Adjusted OIBDA margin were primarily due to strong operating performance, revenue mix and the impact of recent acquisitions.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$189	$149	27%	$556	$488	14%
Digital revenue	113	90	26%	316	237	33%
Operating income	21	14	50%	61	58	5%
Adjusted operating income(1)	22	15	47%	66	61	8%
OIBDA(1)	43	33	30%	125	114	10%
Adjusted OIBDA(1)	44	34	29%	130	117	11%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Music Publishing
Performance	$27	$27	$28
Digital	113	90	94
Mechanical	13	8	10
Synchronization	34	22	22
Other	2	2	2
Total Music Publishing	$189	$149	$156

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Music Publishing
Performance	$92	$114	$118
Digital	316	237	245
Mechanical	36	38	41
Synchronization	105	92	93
Other	7	7	7
Total Music Publishing	$556	$488	$504

Music Publishing revenue increased 26.8% (or 21.2% in constant currency). The revenue increase was driven by growth in digital, synchronization and mechanical revenue. Digital revenue increased 25.6% (or 20.2% in constant currency) reflecting the continuing growth in streaming and timing of new deals with digital service providers, partially offset by a shift in the collection of writer's share of US digital performance income from certain digital service providers. This change has no impact on Music Publishing OIBDA, but results in a slight improvement to OIBDA margin. Digital revenue represented 59.8% of total Music Publishing revenue versus 60.4% in the prior-year quarter. Synchronization revenue increased due to growth in motion picture and commercial income. Mechanical revenue also increased as businesses began to recover from COVID disruption. Performance revenue was flat due to the ongoing COVID impact on bars, restaurants, concerts and live events, partially offset by the favorable impact of foreign currency exchange rates.

Music Publishing operating income was $21 million, up 50.0% from $14 million in the prior-year quarter largely driven by increased revenue, partially offset by higher employee costs and an increase in amortization expense. Operating margin was 11.1%, up 1.7 percentage points from 9.4% in the prior-year quarter. Music Publishing OIBDA increased 30.3% to $43 million and Music Publishing OIBDA margin increased 0.7 percentage points to 22.8%. Adjusted OIBDA increased 29.4% to $44 million and Adjusted OIBDA margin increased to 23.3% due to revenue mix, lower royalty expense due to a shift in the collection of certain writer's share income from certain digital service providers and restructuring in the prior-year quarter.

Financial details for the quarter can be found in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG's Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. As such, all references to June 30, 2021 and June 30, 2020 relate to the periods ended June 25, 2021 and June 26, 2020, respectively. For convenience purposes, the Company continues to date its financial statements as of June 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)
Revenue	$1,340	$1,010	33%
Cost and expenses:
Cost of revenue	(681)	(527)	29%
Selling, general and administrative expenses	(437)	(869)	-50%
Amortization expense	(60)	(47)	28%
Total costs and expenses	$(1,178)	$(1,443)	-18%
Operating income (loss)	$162	$(433)	—%
Loss on extinguishment of debt	(12)	—	—%
Interest expense, net	(30)	(32)	-6%
Other expense, net	(18)	(3)	—%
Income (loss) before income taxes	$102	$(468)	—%
Income tax expense	(41)	(51)	-20%
Net income (loss)	$61	$(519)	—%
Less: Income attributable to noncontrolling interest	—	(1)	-100%
Net income (loss) attributable to Warner Music Group Corp.	$61	$(520)	—%

Net income (loss) per share attributable to common stockholders:
Class A – Basic and Diluted	$0.12	$(1.03)
Class B – Basic and Diluted	$0.12	$(1.03)

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)
Revenue	$3,925	$3,337	18%
Cost and expenses:
Cost of revenue	(1,990)	(1,727)	15%
Selling, general and administrative expenses	(1,256)	(1,786)	-30%
Amortization expense	(170)	(141)	21%
Total costs and expenses	$(3,416)	$(3,654)	-7%
Operating income (loss)	$509	$(317)	—%
Loss on extinguishment of debt	(12)	—	—%
Interest expense, net	(93)	(98)	-5%
Other (expense) income, net	—	(12)	-100%
Income (loss) before income taxes	$404	$(427)	—%
Income tax expense	(127)	(44)	—%
Net income (loss)	$277	$(471)	—%
Less: Income attributable to noncontrolling interest	(1)	(3)	-67%
Net income (loss) attributable to Warner Music Group Corp.	$276	$(474)	—%

Net income (loss) per share attributable to common stockholders:
Class A – Basic and Diluted	$0.53	$(1.09)
Class B – Basic and Diluted	$0.53	$(0.94)

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2021 versus September 30, 2020
(dollars in millions)

	June 30, 2021	September 30, 2020	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$442	$553	-20%
Accounts receivable, net	834	771	8%
Inventories	79	79	—%
Royalty advances expected to be recouped within one year	315	220	43%
Prepaid and other current assets	64	55	16%
Total current assets	$1,734	$1,678	3%
Royalty advances expected to be recouped after one year	385	269	43%
Property, plant and equipment, net	347	331	5%
Operating lease right-of-use assets, net	273	273	—%
Goodwill	1,836	1,831	—%
Intangible assets subject to amortization, net	2,061	1,653	25%
Intangible assets not subject to amortization	156	154	1%
Deferred tax assets, net	35	68	-49%
Other assets	213	153	39%
Total assets	$7,040	$6,410	10%
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$226	$264	-14%
Accrued royalties	1,841	1,628	13%
Accrued liabilities	385	382	1%
Accrued interest	31	30	3%
Operating lease liabilities, current	43	39	10%
Deferred revenue	275	297	-7%
Other current liabilities	101	80	26%
Total current liabilities	$2,902	$2,720	7%
Long-term debt	3,367	3,104	8%
Operating lease liabilities, noncurrent	293	299	-2%
Deferred tax liabilities, net	211	163	29%
Other noncurrent liabilities	172	169	2%
Total liabilities	$6,945	$6,455	8%
Equity (deficit):
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,934	1,907	1%
Accumulated deficit	(1,660)	(1,749)	-5%
Accumulated other comprehensive loss, net	(194)	(222)	-13%
Total Warner Music Group Corp. equity (deficit)	$81	$(63)	—%
Noncontrolling interest	14	18	-22%
Total equity (deficit)	95	(45)	—%
Total liabilities and equity (deficit)	$7,040	$6,410	10%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$91	$123
Net cash used in investing activities	(162)	(36)
Net cash used in financing activities	(79)	(43)
Effect of foreign currency exchange rates on cash and equivalents	4	4
Net (decrease) increase in cash and equivalents	$(146)	$48

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$410	$287
Net cash used in investing activities	(566)	(87)
Net cash provided by (used in) financing activities	35	(288)
Effect of foreign currency exchange rates on cash and equivalents	10	1
Net decrease in cash and equivalents	$(111)	$(87)

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020
	(unaudited)	(unaudited)
Streaming	$781	$589
Downloads and Other Digital	34	41
Total Recorded Music Digital Revenue	$815	$630

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020
	(unaudited)	(unaudited)
Streaming	$2,195	$1,764
Downloads and Other Digital	103	125
Total Recorded Music Digital Revenue	$2,298	$1,889

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$61	$(520)	—%
Income attributable to noncontrolling interest	—	1	-100%
Net income (loss)	$61	$(519)	—%
Income tax expense	41	51	-20%
Income including income taxes	$102	$(468)	—%
Other expense, net	18	3	—%
Interest expense, net	30	32	-6%
Loss on extinguishment of debt	12	—	—%
Operating income (loss)	$162	$(433)	—%
Amortization expense	60	47	28%
Depreciation expense	19	15	27%
OIBDA	$241	$(371)	—%
Operating income margin	12.1%	-42.9%
OIBDA margin	18.0%	-36.7%

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$276	$(474)	—%
Income attributable to noncontrolling interest	1	3	-67%
Net income (loss)	$277	$(471)	—%
Income tax expense	127	44	—%
Income including income taxes	$404	$(427)	—%
Other expense, net	—	12	-100%
Interest expense, net	93	98	-5%
Loss on extinguishment of debt	12	—	—%
Operating income (loss)	$509	$(317)	—%
Amortization expense	170	141	21%
Depreciation expense	57	53	8%
OIBDA	$736	$(123)	—%
Operating income margin	13.0%	-9.5%
OIBDA margin	18.8%	-3.7%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) – GAAP	$162	$(433)	—%
Depreciation and amortization expense	(79)	(62)	27%
Total WMG OIBDA	$241	$(371)	—%
Operating income (loss) margin	12.1%	-42.9%
OIBDA margin	18.0%	-36.7%

Recorded Music operating income (loss) – GAAP	$197	$(160)	—%
Depreciation and amortization expense	(53)	(41)	29%
Recorded Music OIBDA	$250	$(119)	—%
Recorded Music operating income (loss) margin	17.1%	-18.6%
Recorded Music OIBDA margin	21.7%	-13.8%

Music Publishing operating income – GAAP	$21	$14	50%
Depreciation and amortization expense	(22)	(19)	16%
Music Publishing OIBDA	$43	$33	30%
Music Publishing operating income margin	11.1%	9.4%
Music Publishing OIBDA margin	22.8%	22.1%

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) – GAAP	$509	$(317)	—%
Depreciation and amortization expense	(227)	(194)	17%
Total WMG OIBDA	$736	$(123)	—%
Operating income (loss) margin	13.0%	-9.5%
OIBDA margin	18.8%	-3.7%

Recorded Music operating income – GAAP	$604	$67	—%
Depreciation and amortization expense	(150)	(131)	15%
Recorded Music OIBDA	$754	$198	—%
Recorded Music operating income margin	17.9%	2.3%
Recorded Music OIBDA margin	22.4%	6.9%

Music Publishing operating income – GAAP	$61	$58	5%
Depreciation and amortization expense	(64)	(56)	14%
Music Publishing OIBDA	$125	$114	10%
Music Publishing operating income margin	11.0%	11.9%
Music Publishing OIBDA margin	22.5%	23.4%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

For the Three Months Ended June 30, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$162	$197	$21	$241	$250	$43	$61
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	—	—	10	—	—	10
COVID-19 Related Costs	(2)	(2)	—	(2)	(2)	—	(2)
Non-Cash Stock-Based Compensation and Other Related Costs	14	6	1	14	6	1	14
Adjusted Results	$184	$201	$22	$263	$254	$44	$83

Adjusted Margin	13.7%	17.4%	11.6%	19.6%	22.0%	23.3%

For the Three Months Ended June 30, 2020
	Total WMG Operating (Loss) Income	Recorded Music Operating (Loss) Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(433)	$(160)	$14	$(371)	$(119)	$33	$(519)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	—	1	10	—	1	10
IPO Related Costs	86	—	—	86	—	—	86
L.A. Office Consolidation	1	1	—	1	1	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	440	285	—	440	285	—	440
Adjusted Results	$104	$126	$15	$166	$167	$34	$18

Adjusted Margin	10.3%	14.6%	10.1%	16.4%	19.4%	22.8%

For the Nine Months Ended June 30, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$509	$604	$61	$736	$754	$125	$277
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	28	—	3	28	—	3	28
COVID-19 Related Costs	—	(1)	—	—	(1)	—	—
Non-Cash Stock-Based Compensation and Other Related Costs	36	18	2	36	18	2	36
Adjusted Results	$573	$621	$66	$800	$771	$130	$341

Adjusted Margin	14.6%	18.4%	11.9%	20.4%	22.9%	23.4%

For the Nine Months Ended June 30, 2020
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(317)	$67	$58	$(123)	$198	$114	$(471)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	35	—	3	35	—	3	35
IPO Related Costs	90	—	—	90	—	—	90
COVID-19 Related Costs	13	13	—	13	13	—	13
L.A. Office Consolidation	1	1	—	1	1	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	600	383	—	600	383	—	600
Adjusted Results	$422	$464	$61	$616	$595	$117	$268

Adjusted Margin	12.6%	16.3%	12.5%	18.5%	20.9%	24.0%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2021 versus June 30, 2020 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Three Months Ended June 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$504	$358	$358
Music Publishing	90	74	74
International revenue
Recorded Music	648	503	545
Music Publishing	99	75	82
Intersegment eliminations	(1)	—	—
Total Revenue	$1,340	$1,010	$1,059

Revenue by Segment:
Recorded Music
Digital	$815	$630	$658
Physical	130	51	55
Total Digital and Physical	945	681	713
Artist services and expanded-rights	133	124	132
Licensing	74	56	58
Total Recorded Music	1,152	861	903
Music Publishing
Performance	27	27	28
Digital	113	90	94
Mechanical	13	8	10
Synchronization	34	22	22
Other	2	2	2
Total Music Publishing	189	149	156
Intersegment eliminations	(1)	—	—
Total Revenue	$1,340	$1,010	$1,059

Total Digital Revenue	$928	$720	$752

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020	For the Nine Months Ended June 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,454	$1,191	$1,191
Music Publishing	277	242	242
International revenue
Recorded Music	1,918	1,661	1,761
Music Publishing	279	246	262
Intersegment eliminations	(3)	(3)	(3)
Total Revenue	$3,925	$3,337	$3,453

Revenue by Segment:
Recorded Music
Digital	$2,298	$1,889	$1,940
Physical	422	329	345
Total Digital and Physical	2,720	2,218	2,285
Artist services and expanded-rights	431	427	452
Licensing	221	207	215
Total Recorded Music	3,372	2,852	2,952
Music Publishing
Performance	92	114	118
Digital	316	237	245
Mechanical	36	38	41
Synchronization	105	92	93
Other	7	7	7
Total Music Publishing	556	488	504
Intersegment eliminations	(3)	(3)	(3)
Total Revenue	$3,925	$3,337	$3,453

Total Digital Revenue	$2,613	$2,125	$2,184

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$91	$123
Less: Capital expenditures	20	20
Less: Net cash paid for investments	142	16

Free Cash Flow	$(71)	$87

	For the Nine Months Ended June 30, 2021	For the Nine Months Ended June 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$410	$287
Less: Capital expenditures	58	48
Less: Net cash paid for investments	508	39

Free Cash Flow	$(156)	$200

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “Consolidated EBITDA” as defined under our 2012 and 2014 indentures and “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 10. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended June 30, 2021 versus June 30, 2020
(dollars in millions)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Twelve Months Ended June 30, 2021	For the Twelve Months Ended June 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income (Loss)	$61	$(519)	$278	$(380)
Income tax expense (benefit)	41	51	106	(33)
Interest expense, net	30	32	122	132
Depreciation and amortization	79	62	294	260
Loss on extinguishment of debt (a)	12	—	46	—
Net gain on divestitures and sale of securities (b)	(2)	—	(3)	(2)
Restructuring costs (c)	5	6	20	22
Net hedging and foreign exchange (gains) losses (d)	15	15	82	(17)
Management fees (e)	—	17	(3)	25
Transaction costs (f)	2	73	4	77
Business optimization expenses (g)	12	10	36	42
Non-cash stock compensation expense (h)	12	440	41	622
Other non-cash charges (i)	5	(12)	(31)	21
Pro forma impact of cost savings initiatives and specified transactions (j)	10	14	47	16
Adjusted EBITDA	$282	$189	$1,039	$785
______________________________________
(a)For the three months ended June 30, 2021, reflects a net loss incurred on the early extinguishment of our debt as part of the April 2021 redemption of our 5.500% Senior Notes. The twelve months ended June 30, 2021 also reflects a net loss incurred on the early extinguishment of our debt as part of the redemption of our 4.125% Senior Secured Notes and 4.875% Senior Secured Notes, the tender for and the redemption of the 5.000% Senior Secured Notes and the partial repayment of the Senior Term Loan Facility, all of which occurred in the fourth quarter of fiscal 2020.
(b)Reflects net gain on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects losses (gains) from hedging activities and unrealized losses (gains) due to foreign exchange on our Euro-denominated debt and intercompany transactions.
(e)Reflects management fees and related expenses paid to Access pursuant to the management agreement which was terminated upon completion of the IPO in June 2020.
(f)Reflects mainly integration, transaction and qualifying IPO costs.
(g)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $9 million and $28 million related to our finance transformation for the three and twelve months ended June 30, 2021, respectively, as well as $6 million and $33 million for the three and twelve months ended June 30, 2020, respectively.
(h)Reflects non-cash stock-based compensation expense related to the Warner Music Group Corp. Senior Management Free Cash Flow Plan and the Omnibus Incentive Plan.
(i)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of an equity method investment, investment losses (gains) and other non-cash impairments.
(j)Reflects expected savings resulting from transformation initiatives and pro forma impact of specified transactions for the three and twelve months ended June 30, 2021. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $15 million increase in the twelve months ended June 30, 2021 Adjusted EBITDA.

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Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com